SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2015

Axiom Corp.

(Exact name of registrant as specified in its charter)

Colorado	333-186078	N/A
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

380 Vansickle Rd. Unit 600

St. Catherines, ON

Canada L2S 0B5

Tel. 905-646-8781

 (Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER INFORMATION

ITEM 8.01 – OTHER INFORMATION

On June 15, 2015 Axiom Corp. (“the Company”) became aware of stock promotion material in a report released about the Company from the website http://axmmstockreport.com. (the” Report”). In the Report, a disclaimer indicates that an entity named OSLO Holdings, Ltd. had paid the company responsible for the production and issuance of the Report $200,000 for a “two month PPC campaign of Axiom which services include issuance of this release and other opinions that we release concerning of Axiom Corp.” The Company is not aware of the person/party responsible for the production and issuance of the Report. In addition, the Company does not have any knowledge or affiliation with an entity named OSLO Holdings, Ltd.

The Company is not aware as to when this Report entered the public domain and the extent of its dissemination, but believes the information contained in the Report may have resulted in fluctuations in our stock price and stock trading volume during the past two (2) weeks. While the Company files press releases in the ordinary course of business to inform the public of our current business activities, the Company has never engaged any third party to issue any promotional material about our Company outside of these press releases.

The Report is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

99.1 Report from https;//axmmstockreport.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Axiom Corp.

Dated: June 15, 2015	/s/ Tyler Pearson
By: Tyler Pearson
Its: Chief Executive Officer